UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO		80027
(Address of principal executive offices)		(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Sovos Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2022 in virtual format only, via the internet, with no physical in-person meeting. At the Annual Meeting, stockholders present in person, including by means of remote communication, or represented by proxy voted on the matters described below. The final voting results of the matters submitted to a vote of the stockholders were as follows:

Proposal 1: Election of three Class 1 Directors to serve until the 2025 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Todd R. Lachman	83,045,982	7,371,684	3,957,086

Neha U. Mathur	82,282,637	8,135,029	3,957,086

Valarie L. Sheppard	87,122,220	3,295,446	3,957,086

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain

94,367,077	3,379	4,296

Item 8.01 Other Events.

At a meeting of the Board of Directors following the Annual Meeting, the Board of Directors ratified the appointment of the directors indicated below to serve on the respective committees of the Board of Directors:

Audit Committee

William R. Johnson

David W. Roberts

Valarie L. Sheppard (Chair)

Compensation Committee

William R. Johnson

Jefferson M. Case (Chair)

David W. Roberts

Vijayanthimala (Mala) Singh

Nominating & Corporate Governance Committee

Neha U. Mathur

David W. Roberts (Chair)

Vijayanthimala (Mala) Singh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ James Potter
	Name:	James Potter
	Title:	Interim General Counsel

Date: June 13, 2022